UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: July 1, 2014

AXION POWER INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22573	65-0774638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3601 Clover Lane

New Castle, PA 16105

(Address of principal executive offices)

(724) 654-9300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into Material Definitive Agreements

See Item 5.02 below.

ITEM 5.02 Departure of Executive Officer, Appointment of Certain Officers; Compensatory Arrangements with Certain Executive Officers

On July 1, 2014, Thomas Granville resigned as the Chief Executive Officer and the Chairman of the Board of Axion Power International, Inc. (the “Company”) due to certain unanticipated adverse health concerns. He shall remain a director to the Company and will also remain as an employee as Special Assistant to the Chief Executive Officer.

Effective as of July 1, 2014, David DiGiacinto, who was appointed to the Company’s Board of Directors on February 1, 2014, was appointed as the Company’s Chief Executive Officer and Chairman of the Board. Also, effective as of July 1, 2014, Charles Trego, who was the Company’s Chief Financial Officer until August 2013 and has been a Director of the Company since September 27, 2013, has been appointed as the Company’s Interim Chief Financial Officer. Both Mr. DiGiacinto and Mr. Trego shall remain as Directors, although Mr. DiGiacinto has resigned from any Committee appointments, and Mr. Trego has resigned from the Audit Committee.

Effective as of July 1, 2014, the Company entered into an employment contract with David DiGiacinto as its Chief Executive Officer pursuant to a written Executive Employment Agreement (the “Executive Employment Agreement”). The following summarizes the material terms of the Employment Agreement:

•	The term of the Employment Agreement begins effective as of July 1, 2014 and continues until June 30 , 2017;

•	Mr. DiGiacinto will receive an annual salary of $325,000 during the term of the Executive Employment Agreement and a car allowance of $750.00 per month;

•	Mr. DiGiacinto will receive a stipend of $32,500 on the first and second anniversaries of the date of the Executive Employment Agreement, respectively, if he is still employed by the Company in such capacity on each anniversary date;

•	Mr. DiGiacinto was granted options to purchase 2,000,000 shares of our common stock with an exercise price of $0.17 per share, with 250,000 options vesting on the date of the Nonqualified Stock Purchase Option Agreement ( “ Stock Option Agreement “) and then vesting at a rate of 50,000 shares per month over the term of the Stock Option Agreement; and

•	In connection with the Executive Employment Agreement, Mr. DiGiacinto signed an agreement regarding confidential information and non-competition (the “Non-Competition Agreement”) whereby Mr. DiGiacinto and the Company agree, for a period of two years after the termination of Mr. DiGiacinto’s employment with the Company, that:

o	Mr. DiGiacinto will not render services to Conflicting Organizations (as defined therein) or with respect to Conflicting Products (as defined therein) without written assurances to the Company that such services will not be rendered in connection with any Conflicting Product;

o	If, within one month after the termination of Mr. DiGiacinto’s employment with the Company, he is unable to find employment due solely to the Non-Competition Agreement, the provisions of the Non-Competition Agreement will continue in effect so long as the Company continues to pay Mr. DiGiacinto an amount equal to his base pay at the time of his termination (the “Termination Payments”). The Termination Payments will continue for a period of 23 months or until the Company gives Mr. DiGiacinto written permission to accept conflicting employment or a written waiver of the provisions of the Non-Competition Agreement; and

o	If, after the termination of Mr. DiGiacinto’s employment with the Company, he accepts other employment but due solely to the Non-Competition Agreement his gross monthly income in such other employment is less than his base pay at termination, the Company will pay Mr. DiGiacinto the difference between his base pay at termination and his gross monthly income in such other employment.

The foregoing description of the Executive Employment Agreement does not purport to be a complete statement of the Company’s or Mr. DiGiacinto’s rights under the Executive Employment Agreement and is qualified in its entirety by reference to the full text of the Executive Employment Agreement.

Effective as of July 1, 2014, the Company entered into an employment contract with Thomas Granville as its Special Assistant to the Chief Executive Officer pursuant to a written Employment Agreement (the “Employment Agreement”). The following summarizes the material terms of the Employment Agreement:

•	The term of the Employment Agreement begins effective as of July 1, 2014 and continues until June 30 , 2017, and at the end of the second year, either party may terminate this Agreement upon thirty days’ notice to the other;

•	Mr. Granville will receive an annual salary of $190,000 during the term of the Employment Agreement and a car allowance of $500.00 per month;

•	Mr. Granville will receive a stipend of $19,000 on the first and second anniversaries of the date of the Employment Agreement, respectively, if he is still employed by the Company in such capacity on each anniversary date;

•	Mr. Granville was granted options to purchase 1,000,000 shares of our common stock with an exercise price of $0.17 per share, with 125,000 options vesting on the date of the Nonqualified Stock Purchase Option Agreement ( “ Stock Option Agreement “) and then vesting at a rate of 25,000 shares per month over the term of the Stock Option Agreement; and

•	In connection with the Employment Agreement, Mr. Granville signed an agreement regarding confidential information and non-competition (the “Non-Competition Agreement”) whereby Mr. Granville and the Company agree, for a period of two years after the termination of Mr. Granville’s employment with the Company, that:

o	Mr. Granville will not render services to Conflicting Organizations (as defined therein) or with respect to Conflicting Products (as defined therein) without written assurances to the Company that such services will not be rendered in connection with any Conflicting Product;

o	If, within one month after the termination of Mr. Granville’s employment with the Company, he is unable to find employment due solely to the Non-Competition Agreement, the provisions of the Non-Competition Agreement will continue in effect so long as the Company continues to pay Mr. Granville an amount equal to his base pay at the time of his termination (the “Termination Payments”). The Termination Payments will continue for a period of 23 months or until the Company gives Mr. Granville written permission to accept conflicting employment or a written waiver of the provisions of the Non-Competition Agreement; and

o	If, after the termination of Mr. Granville’s employment with the Company, he accepts other employment but due solely to the Non-Competition Agreement his gross monthly income in such other employment is less than his base pay at termination, the Company will pay Mr. Granville the difference between his base pay at termination and his gross monthly income in such other employment.

The foregoing description of the Executive Employment Agreement does not purport to be a complete statement of the Company’s or Mr. Granville’s rights under the Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement.

Effective as of July 1, 2014, the Company entered into an agreement with Mr. Trego to act as its Interim Chief Financial Officer until the earlier of (i) the date on which a new Chief Financial Officer is appointed and (ii) December 31, 2014. Mr. Trego is guaranteed that even if the term is shorter than six months, he shall be paid at the pro rated rate of $250,000 per annum for six months from the date hereof (which is $125,000). This Agreement can be extended on a month by month basis by written agreement signed by both parties no later than five business days prior to the end of the initial term or any extension thereof.

The foregoing description of the Consulting Agreement does not purport to be a complete statement of the Company’s or Mr. Trego’s rights under the Consulting Agreement and is qualified in its entirety by reference to the full text of the Consulting Agreement.

ITEM 9.01.  EXHIBITS

10.58	Executive Employment Agreement, effective as of July 1, 2014, between David DiGiacinto and the Company
10.59	Employment Agreement, effective as of July 1, 2014, between Thomas Granville and the Company
10.60	Consulting Agreement, effective as of July 1, 2014, between Charles Trego and the Company
99.1	Press Release, dated July 8, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 8, 2014

Axion Power International, Inc.

By:	/s/ Charles R. Trego, Jr.

Charles R. Trego Jr.
Interim Chief Financial Officer

LIST OF EXHIBITS

10.58	Executive Employment Agreement, effective as of July 1, 2014, between David DiGiacinto and the Company
10.59	Employment Agreement, effective as of July 1, 2014, between Thomas Granville and the Company
10.60	Consulting Agreement, effective as of July 1, 2014, between Charles Trego and the Company
99.1	Press Release, dated July 8, 2014